CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 27, 2022, relating to the financial statements and financial highlights of USA Mutuals Vice Fund and USA Mutuals All Seasons Fund, each a series of Northern Lights Fund Trust IV, for the year ended March 31, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectus.

/s/ COHEN & COMPANY, LTD.

Cleveland, Ohio

July 27, 2023